Exhibit 99

 Printronix Provides Outlook for First Quarter of Fiscal Year 2006

    IRVINE, Calif.--(BUSINESS WIRE)--June 15, 2005--Printronix, Inc. (NASDAQ:PTNX), the leading manufacturer of integrated enterprise printing solutions for the supply chain, today announced it is experiencing a slow-down in orders as it enters the last few weeks of the fiscal quarter ending June 24, 2005. If these trends continue, revenue for the first fiscal quarter of 2006 could be as much as five percent below revenue of $32.7 million reported in the fourth quarter of fiscal year 2005.
    The company attributes the lower revenue to weakness in Europe and Asia Pacific. The company continues to closely manage costs while investing in sales and marketing capabilities and in its radio frequency identification and line matrix solutions. Despite cost reduction programs, the company could record a net loss for the first quarter of fiscal year 2006.

    Except for historical information, this press release contains "forward-looking statements" about Printronix, within the meaning of the Private Securities Litigation Reform Act of 1995. Terms such as "objectives," "believes," "expects," "plans," "intends," "should," "estimates," "anticipates," "forecasts," "projections," and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including: adverse business conditions and a failure to achieve growth in the computer peripheral industry and in the economy in general; the ability of the company to achieve growth in the Asia Pacific market; adverse political and economic events in the company's markets; a worsening of the global economy due to general conditions; a worsening of the global economy resulting from terrorist attacks or risk of war; a worsening of the global economy resulting from a resurgence of SARS (Severe Acute Respiratory Syndrome); the ability of the company to maintain its production capability in its Singapore plant or obtain product from its Asia Pacific suppliers should a resurgence of SARS occur; the ability of the company to hold or increase market share with respect to line matrix printers; the ability of the company to successfully compete against entrenched competition in the thermal printer market; the ability of the company to adapt to changes in requirements for RFID products by Wal-Mart and/or the Department of Defense (the "DOD") and others; the ability of the company to attract and to retain key personnel; the ability of the company's customers to achieve its sales projections, upon which the company has in part based its sales and marketing plans; the ability of the company to retain its customer base and channel; the ability of the company to compete against alternate technologies for applications in its markets; and the ability of the company to continue to develop and market new and innovative products superior to those of the competition and to keep pace with technological change. The company does not undertake to publicly update or revise any of its forward-looking statements, even if experience or new information show that the indicated results or events will not be realized.

    About Printronix, Inc.

    Since 1974, Printronix, Inc. (NASDAQ:PTNX) has created innovative printing solutions for the industrial marketplace and supply chain. The company is the worldwide market leader in enterprise solutions for line matrix printing and has earned an outstanding reputation for its high-performance thermal and fanfold laser printing solutions. Printronix also has become an established leader in pioneering technologies, including radio frequency identification (RFID) printing, bar code compliance and networked printer management. Printronix is headquartered in Irvine, California. For company information, see www.printronix.com.

    CONTACT: Printronix, Inc., Irvine
             Robert A. Kleist, 714-368-2863
             George L. Harwood, 714-368-2384
             or
             Investor Contact:
             EVC Group, LLC
             Douglas M. Sherk, 415-896-6818
             dsherk@evcgroup.com
             or
             Jennifer Beugelmans, 415-896-6817
             jbeugelmans@evcgroup.com
             or
             Media Contact:
             WunderMarx, Inc.
             Cara Good, 949-860-2434, extension 312
             cara.good@wundermarx.com